IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
	)	(Jointly Administered)
GLOBAL CAPACITY HOLDCO, LLC,	)
	)	Case No. 10-12302 (PJW)
et al.[1]	)
Debtors.	)	Re: Docket No. 171, 288, 292, 305, 316, 325, 369 and 561
)
)

ORDER APPROVING (1) BID OF PIVOTAL GLOBAL CAPACITY, LLC OR SUBSIDIARY AS THE HIGHEST AND BEST SALE QUALIFYING BID FOR THE PURCHASE OF SUBSTANTIALLY ALL OF DEBTORS’ ASSETS UNDER AND IN CONJUNCTION WITH ITS PLAN OF REORGANIZATION; AND (2) CONSUMMATION OF THE SALE TRANSACTION WITH
PIVOTAL GLOBAL CAPACITY, LLC OR ITS SUBSIDIARY, GC PIVOTAL, LLC

On August 11, 2010, Global Capacity Holdco, LLC and the other above-captioned debtors in possession (collectively, the “Debtors”)2 filed and served a motion for entry of an order approving bidding procedures in connection with the sale of substantially all of the Debtors’ assets (the “Sale”), approving procedures relating to assumption and assignment of executory contracts and unexpired leases, approving stalking horse bid protections, approving the form and manner of notice of a sale hearing, and for entry of an order approving and authorizing the sale of substantially all of the Debtors’ assets free and clear of liens, claims, interests and encumbrances and authorizing the assumption and assignment of executory contracts and unexpired leases as part of the sale [DE 115, 142] (the “Sale Motion”).  The Sale Motion was filed in conjunction with the Joint Chapter 11 Plan of Reorganization for Global Capacity Holdco, LLC and Its Filed Affiliates Dated as of August 11, 2010 [DE 113] (the “Plan”), which provided for Plan funding through the Sale.

1 The Debtors in these cases, along with their case numbers, addresses, and the last four digits of each Debtor’s federal tax identification number, are:  Global Capacity Holdco, LLC, 200 S. Wacker Drive, Suite 1650, Chicago, IL 60606 (10-12302)(8858); Global Capacity Group, Inc., 730 North Post Oak Road, Houston, TX 77024 (10-12303)(0073); 20/20 Technologies, Inc., 200 South Wacker, Suite 1650, Chicago, IL 60606 (10-12304)(5612); Centrepath, Inc., 275 Winter Street, Waltham, MA 02451 (10-12305)(9034); Capital Growth Systems, Inc., 200 South Wacker Drive, Suite 1650, Chicago, IL 60606 (10-12306)(3505); Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC), 200 South Wacker Drive, Suite 1650, Chicago, IL 60606 (10-12307)(1970); FNS 2007, Inc. (f/k/a Frontrunner Network Systems, Corp.), 200 South Wacker Drive, Suite 1650, Chicago, IL 60606 (10-12308)(7892); Nexvu Technologies, LLC, 200 South Wacker Drive, Suite 1650, Chicago, IL 60606 (10-12309) (4626); and 20/20 Technologies I, LLC, 200 South Wacker Drive, Suite 1650, Chicago, IL 60606 (10-12310)(5514).
2 All capitalized terms not defined herein have the meaning in the documents referenced thereby, including the Modified Pivotal APA and the Bidding Procedures.

On August 24, 2010, the Court entered an order approving sale and contract assumption and assignment procedures (as amended thereafter, the “Bidding Procedures”), scheduling an auction (the “Auction”) for October 14, 2010 and a sale approval hearing (the “Sale Hearing”) for October 19, 2010, and granting related relief (the “Sale Procedures Order”) [DE 171].  The Debtors filed a Notice of Proposed Asset Purchase Agreement with Stalking Horse Bidder on October 1, 2010 [DE 288], which was served that day on all required parties [DE 306], then filed a Notice of Termination of Stalking Horse Bidder Status of Global Acquisition NewCo Corp. (“GC Newco”), Modification of Bidding Procedures and Revised Asset Purchase Agreement on October 4, 2010 [DE 292], which was served that day on all Required Parties [DE 307], to which GC Newco objected [DE 300] (“GC Newco Objection”).  Further notices were filed with respect to Auction procedures and timing. [DE 305, 316, 325, 369], and timely served [DE 317, 327, 337, 390].
On November 8, 2010, the Debtors filed a Motion to Approve Debtors’ Selection of the Bid of Pivotal Global Capacity LLC (“Pivotal GC”) as the Qualifying Bid for the Purchase of Substantially all of the Debtors’ Assets Under or in Conjunction with its Plan of Reorganization and Consummation of the Sale Transaction with Pivotal Global Capacity LLC [DE 392] (the “Pivotal GC Bid Motion”).  Objections to the Pivotal GC Bid Motion were filed by Universal Service Administrative Company (“USAC”) [DE 414], supplementing prior objections [DE 136, 310], with an additional supplemental objection by USAC on January 24, 2011 [DE 592] (collectively, “USAC Objection”), by the Prepetition Debenture Holders, Tranche B DIP Lenders and Stalking Horse Bidder [DE 419] (“Debenture Holders Objection”), in which Global Telecom & Technology joined [DE 420] (“GTT Joinder”), and by Capstone Investments [DE 429], supplemented on January 24, 2011 [DE 588] (“Capstone Objection”). On January 24, 2011, an Opposition and Reservation of Rights was filed by Vanco US, LLC [DE 583] (“Vanco Objection”).  Objections to Cure Amounts were also filed, as described below.  A hearing was commenced on November 8, 2010, and continued on November 19, 2010.  On December 2, 2010, the Debtors filed a Notice of Withdrawal of the Pivotal Bid Motion [DE 479] after the deadline for Court approval of the Pivotal Bid Motion expired.

The Debtors filed a Motion to Approve Modified Asset Purchase Agreement of Pivotal Global Capacity LLC (“Pivotal GC”) for the Acquisition of the Debtors’ Assets Under or in Conjunction with its Plan of Reorganization, Consummation of a Transaction with Pivotal GC and Assumption and Assignment of Mission Critical Vendor Contracts (“Motion”) January 12, 2011 [DE ] (the “Pivotal GC Sale Motion”).  In conjunction with the Pivotal GC Sale Motion, the Debtors filed a Notice of Non-Material Plan Modifications and Modified Pivotal APA, and Classes 1-5 Vote for Plan as Modified on January 12, 2011 [DE 560] (the “Modification Notice” and attached “Modified Pivotal APA” and “Modified Plan”).  The Debtors also filed the Plan Supplement required by the Plan, attaching the Wind Down Budget, on January 12, 2011 [DE ] (the “Plan Supplement”).  The Debtors also filed a Motion for Order Under 11 U.S.C. §§ 105, 363, 364(c)(1) & (2), and 364(e), Fed. R. Bankr. P. 2002, 4001, and 9014:  Authorizing Debtors to Obtain Increased Postpetition Sale Closing Financing on Superpriority and Secured Basis, and Authorizing the Use of Cash Collateral on January 12, 2011 [DE ] (the “Sale Facility Motion”).  The Pivotal GC Sale Motion, Plan Supplement, Plan Modification Notice and the Sale Facility Motion were timely served on all parties in interest, including all shareholders of record in the Debtors [DE 575]    A Second Notice of Non-Material Modifications to Amended Plan and Modified Pivotal APA was filed and served on January 21, 2011 [DE 579, 600] (“Second Modification Notice”).
A hearing on the Pivotal GC Sale Motion, the Sale and Plan Confirmation and the Sale Facility Motion was held on January 26, 2011 (“Sale/Confirmation Hearing”), with appearances as noted on the record at the Sale/Confirmation Hearing.  In accordance with the Bidding Procedures and the Sale-related provisions in the Plan, and the Court having considered the filings listed above, arguments, evidence, and representations made at the Sale/Confirmation Hearing, and having considered the other matters submitted to the Court in connection with the approval of the Sale, and good cause appearing,

THE COURT FINDS AND CONCLUDES AS FOLLOWS:
A. The Court has jurisdiction to consider the Sale Motion and Pivotal GC Sale Motion in accordance with 28 U.S.C. §§ 157 and 1334.  The Sale Motion and Pivotal GC Sale Motion constitute core proceedings pursuant to 28 U.S.C. §§ 157(b)(2)(A), (N), and (O), and venue before this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409.
B. The Debtors served the notices required by the Sale Procedures Order on August 30, 2010 on the parties required by and in accordance with the terms and conditions of the Sale Procedures Order, i.e. (i) the U.S. Trustee; (ii) the members of and counsel to the Committee; (iii) the DIP Lenders (as defined in that certain Final Order Granting Emergency Motion for Order Under 11 U.S.C. §§ 105, 363, 364(c)(1) & (2), and 364(e), Fed. R. Bankr. P. 2002, 4001, and 9014, and the Court’s General Orders on Complex Chapter 11 Cases: (I) Authorizing Debtors to Obtain Postpetition Financing on Superpriority and Secured Basis, (II) Permitting the Use of Cash Collateral, and (III) Granting Final Relief [DK 125] the “Final DIP Order”)); (iv) counsel to the agent for the DIP Lenders; (v) the Debtors’ Pre-Petition Debenture Holders; (vi) the attorneys general for each of the States in which the Debtors conduct operations; (vii) all taxing authorities having jurisdiction over any of the Purchased Assets, including the Internal Revenue Service; (viii) all parties that have requested or that are required to receive notice pursuant to Bankruptcy Rule 2002; (ix) any parties who have expressed a written interest in the Purchased Assets; (x) parties who are known or reasonably believed to have asserted any lien, encumbrance, claim or other interest in the Purchased Assets; and (xi) all governmental agencies that are an interested party with respect to the Sale and transactions proposed thereunder, with notices regarding assumption and assignment of executory contracts and unexpired leases also served on all counter-parties to such contracts and leases (the “Required Parties”) and as reflected in the Certificates of Service filed with this Court on September 4, 2010 [DE 208].  Further notices with respect to the Auction and Sale and Pivotal GC Sale Motion and Modification Notice, and Second Modification Notice were timely served as set forth above.

C. Mission Critical Vendors and other parties to contracts, executory contracts and leases were notified on August 31, 2010 of procedures to be followed in connection with the assumption and assignment to the Court-approved buyer in conjunction with the Sale, including objections to cure amounts and terms to be set forth on a Cure Schedule [DE 218] (the “Cure Motion”).  On September 15, 2010, the Debtors served the Notice of Filing of Cure Schedule Incident to the Debtors’ Sale Motion, the Cure Scheduled and Notice of Debtors’ Procedures with Respect to Assumption and/or Assignment of Certain Executory Contracts and Leases and the Establishment of Cure Costs and Payments Associated Therewith, [DE 218, DE 224].  On October 18, 2010 of an amended deadline for objections of October 25, 2010 was noticed [DE 325, 337].  On October 31, 2010,  the Debtor filed the Notice of Debtors’ Designation of Successful Bidder in Conjunction with Reorganization Plan, Rescheduled Sale Hearing, and Assumption and Assignment of Contracts, Executory Contracts and Unexpired Leases and Objection Deadline [DE 369] (“Cure Schedule”), and timely served it on all counter-parties to contracts, executory contracts and unexpired leases proposed to be assumed and assigned to Pivotal GC [DE 390].
D. Objections or reservations of rights with respect to the Cure Motion were filed by ColoSpace, Inc. [DE 268], ITS Communications, Inc. [DE 269, 334], Level 3 Communications, LLC and its affiliates [DE 270], Qwest Communications Company LLC and Qwest Corporation, as supplemented  [DE 273], Hobbs Brook Management LLC and 265 Winter LLC, as supplemented [DE 274, 384, 586], Verizon Communications, Inc., as supplemented [DE 276, 416, 581], AboveNet Communications, Inc. [DE 277], Orbitz, LLC [DE 278], Oracle America, Inc., as supplemented [DE 279, 415, 585], AT&T Corp., as supplemented [DE 281, 589], and BCE Nexxia Corporation [DE 282] (collectively, “Cure Amount Objections”).  Objections to the Cure Schedule were filed by Verizon Communications, Inc. [DE 416], AboveNet Communications, Inc. [DE 375, 402], Oracle America, Inc. [DE  415], and AT&T Corp. [DE 387] (collectively, “Cure Schedule Objections”).

E. Good and sufficient notice of the Bidding Procedures, as amended; the Sale Motion; Auction; the Sale Hearing; the Pivotal GC Bid Motion, Pivotal GC Plan/Sale Motion and Plan provisions concerning the Sale have been given so as to provide all creditors and parties in interest entitled to notice with such notice and such opportunity for hearing as is appropriate under the facts and circumstances of this bankruptcy case within the meaning of section 102(1) of the Bankruptcy Code and as required by 11 U.S.C. § 363(b)(1), and Fed. R. Bank. P. 2002(a)(2), (c)(1), and (k), and 6004(a) and (c), and no additional or further notice is required for entry of this Order.
F. Pivotal GC has acquired the Interests and Claims held by the Debenture Holders and DIP Lenders, and has withdrawn the Debenture Holders Objection, GC Newco Objection, and the Stalking Horse Bid, and withdrawn the support of the Debenture Holders and Tranche B DIP Lenders for a sale to Global Telecom & Technology, Inc. (“GTT”). The GTT Joinder has no effect upon withdrawal of the Debenture Holders Objection.
G. Pivotal GC has requested authority to transfer the Purchased Assets immediately upon acquisition to its wholly-owned subsidiary, GC Pivotal, LLC, an Arizona limited liability company (“GC Pivotal” and, unless separately referenced hereafter, included within the defined term “Pivotal GC”), which has already received certain regulatory approvals to conduct business in locations where the Debtors operate, reducing the time period required for obtaining all regulatory approvals required for Closing.
H. The USAC Objection to treatment of its administrative expense claim is resolved as follows: Subject to, and without waiver or limitation of, the Debtors’ and Pivotal GC’s and/or Reorganized Debtors’ rights to dispute invoiced amounts in the ordinary course, which the parties will work in good faith to resolve, and with existing contract remedies if they are unable to resolve any such dispute,

1. Debtors shall continue to pay USF Obligations3 incurred post-petition but prior to the Sale Closing when invoiced and due in the ordinary course.  Within 10 days of the Sale Closing, the Debtors shall pay to USAC any and all invoiced and unpaid USF Obligations which arose on or after the Petition Date through the date of the Closing;
2. Debtors shall treat USAC’s pre-petition claim for unpaid USF Obligations with other unsecured claims under Debtors’ Plan.
3. All USF Obligations invoiced by USAC prior to the Sale Closing which arise as a result of Annual True-Ups will be allocated between pre-petition and post-petition periods; the pre-petition portion of any such USF Obligations arising as a result of Annual True-Ups will be included in the USAC unsecured claim, and the portion allocated to the post-petition period will be paid by the Debtors when due.
4. The Buyer shall pay when due any and all post-Closing USF Obligations as invoiced by USAC including, without limitation:
a. all USF Obligations invoiced by USAC on or after the date of the Closing;
b. all USF Obligations invoiced by USAC after the date of the Closing which may arise as a result of the Annual True-Ups, regardless of the revenue period covered, provided that only the portion of USF Obligations determined by Annual True-Ups allocated to the post-petition period will be paid, while the portion due pre-petition will be included in the USAC unsecured claim; and

3 USF Obligations, Annual True-Ups and Annual Revenue Reports have the meanings ascribed thereto in the USAC Limited Objection.

c. all USF Obligations invoiced by USAC after the Closing which arise as a result of revised or amended Annual Revenue Reports submitted by or on behalf of the Debtors, regardless of the revenue period covered, provided that only the portion of USF Obligations determined by revised or amended Annual Revenue Reports allocated to the postpetition period will be paid, while the portion due prepetition will be included in the USAC unsecured claim.
5. In the event that any Annual True-Up conducted by USAC after the date of the Closing results in the issuance of credits toward USF Obligations, the Buyer shall be entitled to the full value of those credits, regardless of the revenue period covered (except that USAC shall first apply any such credits to its outstanding pre-petition or post-petition claims, if any, as applicable);
6. In the event that the Buyer, the Debtors, or any entity on the Debtors’ behalf timely submits a revised or amended Annual Revenue Report that results in the issuance of credits toward USF Obligations, the Buyer shall be entitled to the full value of those credits regardless of the revenue period covered by that revised or amended Annual Revenue Report (except that USAC shall first apply any such credits to its outstanding pre-petition or post-petition claims, if any, as applicable);
7. The Debtors shall timely submit all Quarterly and Annual Revenue Reports which become due on or before the date of the Closing;
8. The Buyer shall timely submit all Quarterly and Annual Revenue Reports that become due after the date of the Closing and, if those Annual Revenue Reports cover revenue periods prior to the Closing date, the Buyer shall include the Debtors’ pre-Closing revenues; and

9. Nothing in this Sale Order or in connection with the Sale shall prohibit, alter or limit USAC’s rights to (i) audit the Debtors’ reported contributor revenues, including with respect to pre-sale and pre-petition periods, (ii) assess and invoice any USF Obligations resulting from any such audit, and (iii) pursue all of USAC’s rights related to any such audit including, without limitation, amending previously filed claims against the Debtors.
10. Notwithstanding the Administrative Bar Date in the Plan, nothing herein shall be deemed to limit or restrict USAC’s right to amend or supplement its administrative claim and USAC shall have the right to amend or supplement its administrative claim in the event that (1) the Debtors or the Buyer submits upwardly revised revenue to USAC and/or (ii) USAC determines through audit or otherwise that the Debtors’ revenue must be upwardly revised.
The USAC Objection to the Sale is overruled in all other respects, as the remainder of the USAC Objection concerns Plan confirmation issues.
I. The Capstone Objection is overruled as it is a fee allowance issue rather than a Sale objection.  All claims and defenses regarding fee allowance are reserved.  To the extent Capstone objects to sufficiency of funds to pay all Administrative Expenses as finally approved or agreed upon by the claimants,  the Court overrules the Capstone Objection to the Sale, as it is a Plan confirmation objection.
J. The Vanco Objection is overruled insofar as it seeks a Cure payment, since the Vanco contract is being rejected under the Modified Pivotal APA.  Insofar as Vanco asserts that the amount for Mission Critical Vendors must be increased to cover Vanco’s constructive trust claim, on the Closing Date, Pivotal GC will set aside $1,085,535.78 to satisfy Vanco’s claim as a Mission Critical Vendor claim only if Vanco wins its constructive trust litigation, in accordance with the October 8, 2010 stipulated order [Adv. Pro. 10-53164 DE 11], which funds shall be owned by Pivotal GC and not be property of the Debtors’ estates, and shall be held in a segregated account pending further order of the Court.  Such amount shall not be set aside if Vanco loses its constructive trust litigation before the Closing Date.

K. The Debtors extensively marketed the Sale Assets in good faith, and the Debtors’ investment bankers sought equity or debt financing to support the Stalking Horse Bid.
L. By the deadline for submitting bids in the Bidding Procedures, (1) GC Newco, initially designated as the Stalking Horse Bidder, was a Qualified Bidder; (2) Pivotal GC submitted a bid (as amended, the “Pivotal GC Bid”) with attached form of Asset Purchase Agreement, evidence of financial ability to close, and all other documents required to be a Qualified Bidder; and (3) GTT also submitted a bid without a form of Asset Purchase Agreement or schedules and without evidence of financial ability to close.  The Debtors notified GC Newco, Pivotal GC, GTT and other required parties on October 20, 2010 that Pivotal GC was determined to be the lead bidder.
M. On October 21, 2010, the Debtors commenced the Auction over the objection of GC Newco.  During the Auction, GTT submitted an additional bid, a form of Asset Purchase Agreement (without schedules), and certain evidence related to its financial ability to close.  The Auction was continued to October 25, 2010 to allow all parties in interest to evaluate the additional GTT documents.
N. On October 25, 2010, the Auction continued.  GTT and GC Newco submitted a combined bid.  Pivotal GC submitted an amendment to the Pivotal GC Bid.  On October 26, 2010, Pivotal GC provided the Debtors with a formal, written amendment to the Pivotal GC Bid.  On October 26, 2010, the Debtors considered and evaluated the bids, and determined that Pivotal GC was the Successful Bidder.
O. The Debtors selected the Pivotal GC as the Successful Bidder based upon criteria that included, without limitation, the following:
1. The bid was structured in such a fashion that could confirm a plan;
2. The documentation provided by Pivotal relative to financial ability to close had the least risk of default;

3. the offer was a highest and best offer for the greatest number of classes of creditors; and
4. the indication from one of the largest Mission Critical Vendor was that Pivotal was the purchaser of choice.
P. The Pivotal GC Bid was withdrawn when it was not approved by the deadline set forth in the Pivotal GC Bid.  However, the Debtors have sought approval of the Modified Pivotal APA which is substantially similar to the Pivotal GC Bid, with modifications described in the Pivotal GC Sale Motion and Plan Modification Notice.
Q. Based on the record presented, the Debtors have exercised sound and considered business judgment in deciding that the Modified Pivotal APA is the best and highest bid susceptible of plan confirmation to acquire the Purchased Assets.  Based upon such evidence, the Court finds that it is in the best interests of the Debtors and the Debtors’ estates:  (1) to consummate the Sale to Pivotal GC in accordance with the Modified Pivotal APA; and (2) to assume and assign to Pivotal GC the Assumed Liabilities, as set forth on the Schedules to the Modified Pivotal APA.
R. The Modified Pivotal APA and all schedules and exhibits thereto fully complied with all of the requirements set forth in the Bidding Procedures, as modified, and the Plan provisions regarding the Sale.  The Contracts and the Real Property Leases defined in the Modified Pivotal APA are agreements or are executory contracts and unexpired leases within the meaning of Bankruptcy Code section 365.  The Sale and the assumption and assignment of the Contracts and Real Property Leases and Assumed Liabilities to Pivotal GC are approved and authorized under the Bankruptcy Code, including Sections 105, 363, 365 and 1123 of the Bankruptcy Code.
S. In connection with the Pivotal GC Bid, Pivotal GC submitted sufficient and satisfactory written evidence that Pivotal GC has the financial wherewithal to close the Sale and to satisfy Cure obligations and Assumed Liabilities when such obligations become due for the purpose of demonstrating feasibility (as required by Bankruptcy Code section 1129(a)(11)), adequate assurance of future performance with respect to the Assumed Liabilities (as required by section 365) under the Plan and in compliance with the Sale Procedures Order.

T. Schedule 2.3(c) to the Modified Pivotal APA and the subparagraphs below set forth the Debtors’ proposed payments and payment terms, if any, that are required pursuant to sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code and the satisfaction of Claims of Mission Critical Vendors that are not executory contracts and unexpired leases (collectively, the “Cure”), all of which are included in the Debtors’ assumption and assignment of the Assumed Liabilities (the “Agreed Cures”).  The Agreed Cures set forth the amounts and Cure terms reflected in the Cure Schedule, and amounts and terms agreed to by the holders of Cure Schedule Objections, as set forth in the Pivotal GC Sale Motion, except as set forth in the following subparagraphs.  Other than as set forth in the Pivotal APA Schedule 2.3(c) and the subparagraphs below, or separate order of the Court, no other Cure amounts are due or need be satisfied in order for the Debtors to assume, and assign to Pivotal GC the Assumed Liabilities.  The Assumed Liabilities include, and Pivotal GC shall pay current accrued and unbilled obligations under assumed Contracts and Real Property Leases when invoiced and due post-Closing in the ordinary course.
1. Level 3 Communications, LLC and its affiliates:  The Debtors will pay $805,794.88 to satisfy all pre-petition undisputed amounts, of which $252,458.21 will be in the form of application of the adequate assurance deposit held by Level 3 against the total amounts due, with the net due in cash on the Closing Date/Plan Effective Date.  Level 3 will receive and Pivotal GC will maintain an adequate assurance deposit going forward of $134,548 (one month current MRC).
2. Qwest Communications Company, LLC f/k/a Qwest Communications Corporation and Qwest Corporation:  Qwest’s objection is resolved pursuant to a separate stipulation with Qwest.

3. Verizon Communications, Inc. and its subsidiaries: Verizon Communications, Inc. and its subsidiaries:  Debtors will pay $1,663,157.91 to satisfy all pre-petition undisputed amounts, satisfied in part by applying the unused portion of the $603,285.88 adequate assurance deposit held by Verizon against the total amounts due, with the net due in cash on the Closing Date/ Plan Effective Date.  To ensure proper application, the Debtors will tender the cure amount through Verizon’s counsel and not through the payment lockbox.  The Cerner escrow agreement will be maintained, as requested.  Debtors and Pivotal GC will separately reach an agreement with Verizon on the requirements for future deposits and/or minimal cash balances, given the structure, backing and health of the new company.  Debtors have reached an agreement with Verizon on the offset of any pre-petition amounts owed by Verizon against Verizon’s prepetition non-cure Claim.  Per the stipulation between the parties, Verizon may, without further court order or relief from stay, immediately offset the pre-petition amounts owed by Verizon against Verizon’s prepetition non-cure Claim.  Verizon shall amend its proof of claim to reflect the results of any offset and to further reflect the payment of cure amounts ordered herein.
4. AT&T Corp. and its affiliates: Debtors will pay $4,489,000 to meet AT&T cure obligations, which shall be satisfied in part by applying the $1,021,006.42 adequate assurance deposit held by AT&T against the total amounts due, with the net due in cash on the Closing Date/ Plan Effective Date.  Debtors and Pivotal GC after Closing will keep the Cerner escrow agreement in place, as requested.
5. AboveNet Communications, Inc. [DE 277, 375, 402]:  The Debtors are hereby authorized to assume and assign to the Purchaser, effective upon the payment of the cure amount set forth herein, that certain Master Products and Services Agreement by and between the Debtors and AboveNet Communications, Inc. (“AboveNet”) and the supplements, order forms, exhibits and related agreements executed thereunder (collectively, the “AboveNet Contacts”).  Within three (3) business days of the Closing, the Debtors and the Purchaser shall pay AboveNet the prepetition cure amount of $18,313.74 (the “Prepetition Cure Amount”) by sending a check to AboveNet Communications, Inc., Attn:  Thomas Kelly, 360 Hamilton Avenue, White Plains, NY 10601.  The Prepetition Cure Amount is net of certain deposits in the amount of $11,733.77 paid by the Debtors to AboveNet, which AboveNet is hereby authorized to utilize in satisfaction of the balance of the prepetition cure amount.  The Debtors and the Purchaser shall also pay AboveNet for any and all outstanding postpetition invoices issued under the AboveNet Contracts prior to Closing in the ordinary course of business in compliance with the terms of the outstanding invoices.  In the event the Debtors and the Purchaser fail to timely do so, AboveNet may move this Court for enforcement of this Order and this Court retains jurisdiction to enforce this provision.

6. Oracle America, Inc. [DE 279, 415]: The Debtors have clarified with Oracle the specific agreement being assumed and assigned, i.e. Oracle service contract #4961155, which is current and has no pre-petition amounts due.  The other Oracle service agreement will expire in the ordinary course prior to Closing.  The On Demand contracts referenced in the Oracle Objection are not assumed, and are accordingly rejected as of the Closing Date.  The licenses referenced in the Oracle Objection are held by Debtors, and will be assumed and assigned at the Sale Closing.  A list of the Oracle licenses so assumed and assigned is attached as Exhibit 1, and Schedule 2.1(c)(i) is deemed amended to include such list.

U. The Cure Objections not addressed and satisfied through the foregoing treatment are resolved or overruled as follows:
1. ColoSpace [DE 268]: Schedule 2.3(c) includes the Cure Amount sought by ColoSpace.
2. ITS Communications, Inc. [DE 269, 334]: The Contract expired by its terms in accordance with a stipulated order [DE 156], mooting assumption and Cure objections.   An ITS security deposit of $79,321.96 was erroneously listed on Schedule 2.1(d) as a Purchased Asset.  ITS may retain and apply such security deposit to its prepetition Claim after ITS and the Debtors reconcile the Claim amount and security deposit amount.
3. 265 Winter LLC and Hobbs Brook Management LLC [DE 274, 384]: The objection will be resolved pursuant to a separate stipulation and order.
4. Orbitz, LLC [DE 278]: Contract rejected, as shown on Schedule 2.1(c)(ii), which does not include Orbitz, mooting assumption Cure objections.
5. BCE Nexxia [DE 282, 602]:  The assumption and assignment objection will be separately addressed in conjunction with resolution of Debtors’ motion to assume and assign this Contract [DE 438]
V. The evidence on record regarding the ability of Pivotal GC to pay the Purchase Price and to fund the operating expenses of the Debtors’ business on a going forward basis is sufficient evidence of adequate assurance of future performance by Pivotal GC with respect to the Assumed Liabilities that constitute executory contracts and unexpired leases, as required pursuant to sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code and the Bidding Procedures.
W. Effective as of the Closing, the Debtors’ bankruptcy estates shall be relieved pursuant to Section 365(k) of the Bankruptcy Code from any liability for any obligations under and with respect to the Assumed Liabilities that constitute executory contracts and unexpired leases.

X. The Pivotal GC Bid and Modified Pivotal APA were proposed by Pivotal GC under the same procedures available to all bidders and were entered into in good faith between Pivotal GC and the Debtors after review and approval by the Court and are in good faith within the meaning of section 363(m) of the Bankruptcy Code. There was no evidence of collusion, fraud, control of the Purchase Price by any agreement among bidders, or actions prohibited by Bankruptcy Code section 363(n) raised or admitted in connection with the Pivotal GC Bid, the Modified Pivotal APA or the Sale.  Pivotal GC is acquiring the Purchased Assets in good faith and is a good faith purchaser within the meaning of and is entitled to the protections of Bankruptcy Code section 363(m).  Pivotal GC is a “disinterested” party within the meaning of 11 U.S.C. § 101(14), and is not an insider of the Debtors or related to the Debtors in any way.
Y. The purchase price offered by Pivotal GC under the Modified Pivotal APA constitutes the best offer and, under the circumstances, is the highest and best offer for the Purchased Assets received by the Debtors, and is, and shall be deemed, to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States and any State.
Z. The transfer of any assets from Magenta netLogic Limited, UK (“Magenta”) to the Debtors, in consideration for release and extinguishment of intercompany notes, if applicable, is for fair value.  Magenta has not received any prepetition or post-petition advances from any prepetition or post petition lender of the Debtors.
AA. Predicates exist under one or more applicable subsections of Section 363(f) as well as Section 1123 of the Bankruptcy Code to authorize the Sale to Pivotal GC of the Purchased Assets free and clear of all liens, Encumbrances, Claims and Interests of any nature and of all parties in the Purchased Assets.
BB. No third party consents are needed for Closing the Modified Pivotal APA other than consents from Governmental Bodies as set forth in the Modified Pivotal APA.

CC. Pivotal GC would not have entered into the Modified Pivotal APA and would not consummate the transactions contemplated thereby if the sale of the Purchased Assets to Pivotal GC or (to the extent permitted) its respective assignees, the assumption, assignment and sale of the Assumed Contracts and Real Property Leases to Pivotal GC or (to the extent permitted by the Agreement) its respective assignees, and the assumption of the Assumed Liabilities by Pivotal GC or (to the extent permitted by the Agreement) its respective assignees were not, except as otherwise provided in the Modified Pivotal APA with respect to the Assumed Liabilities and Permitted Encumbrances, free and clear of all Claims, Interests and Encumbrances of any kind or nature whatsoever, or if Pivotal GC would, or in the future could (except and only to the extent expressly provided in the Modified Pivotal APA or any amendments thereto, and with respect to the Assumed Liabilities), be liable for any of such Claims, Interests or Encumbrances or other future liabilities arising out of past conduct of the Debtors or the Debtors’ past ownership of the Purchased Assets (such other liabilities or obligations being referred to collectively as the “Successor Liabilities”), including, but not limited to, Encumbrances or Successor Liabilities in respect of the following (the following being referred to collectively as the “Successor Liability Documents, Statutes and Claims”):  (1) any employment or labor agreements; (2) all deeds of trust and security interests; (3) any pension or medical benefit plan of the Debtors, compensation or other employee benefit plan of the Sellers, welfare, agreements, practices and programs; (4) any other employee, worker’s compensation, occupational disease or unemployment or temporary disability related claim, including, without limitation, claims that might otherwise arise under or pursuant to: (a) the Employee Retirement Income Security Act of 1974, as amended, (b) the Fair Labor Standards Act, (c) Title VII of the Civil Rights Act of 1964, (d) the Federal Rehabilitation Act of 1973, (e) the National Labor Relations Act, (f) the Worker Adjustment and Retraining Act of 1988, (g) the Age Discrimination and Employee Act of 1967 and Age Discrimination in Employment Act, as amended, (h) the Americans with Disabilities Act of 1990, (i) the Consolidated Omnibus Budget Reconciliation Act of 1985, (j) state discrimination laws, (k)  state unemployment compensation laws or any other similar state laws, or (l) any other state or federal benefits or claims relating to any employment with the Sellers or any predecessors; (5)  environmental or other claims or Liens arising from existing conditions on or prior to the Closing (including, without limitation, the presence of hazardous, toxic, polluting or contaminating substances or waste) that may be asserted on any basis, including, without limitation, under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601, et seq., or other state statute; (6) any bulk sales or similar law; and (7) any tax statutes or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended, and (8) any theories of successor liability, including any theories on successor products liability grounds.

DD. Pivotal GC as the Purchaser is not merely a continuation of the Debtors, and no common identity of incorporators, directors or stockholders exists between Pivotal GC and the Debtors.  The Sale is not being entered into fraudulently.  If the Sale is consummated as a direct transfer of Purchased Assets, Pivotal GC will not be, as a result of any action taken in connection with the Sale or otherwise, (i) a successor to the Debtors or their bankruptcy estates (other than with respect to the Assumed Obligations and any obligations arising under the relevant Assumed Contracts and Real Property Leases from and after the Closing); or (2) de facto or otherwise, have merged or consolidated with or into the Debtors.  If the Sale is consummated through a Reorganization Alternative, Pivotal GC will be the owner of equity securities of one of more of the Debtors who will continue for regulatory and operational purposes, or Pivotal will be the successor to one or more of the Debtors for regulatory and operational purposes, but all Claims and liabilities of the Debtors and their bankruptcy estates through the Closing Date and all Interests in the Shares, except for the Assumed Liabilities, are still discharged under the Plan, and Pivotal GC will have no Successor Liabilities except to the extent of the Assumed Liabilities.  A transfer of Shares in the Debtors under the Reorganization Alternative through a direct purchase of the Shares of one or more of the Debtors, or by the cancellation of all existing shares and issuance of new equity interests in the Debtors, or pursuant to the terms of one or more mergers, consolidations, share exchanges, recapitalizations, reorganizations or other similar transactions will vest in Pivotal GC all right, title and interest in such transferred Shares free and clear of any and all rights, Interests, Encumbrances and Claims of any kind or nature, whether imposed by agreement, understanding, law, equity or otherwise, all of which shall attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have and to all claims and defenses the Debtors or other parties may possess with respect thereto.

EE. The Modified Pivotal APA and the assumption and assignment of the Assumed Liabilities by the Debtors to Pivotal GC are approved and authorized under the Bankruptcy Code, including Sections 105, 363, 365 and 1123 of the Bankruptcy Code.
FF. Nothing contained in the Plan or any plan of reorganization or liquidation will alter, conflict with, or derogate from, the provisions of the Modified Pivotal APA or this Order, and the terms of the Plan shall  be conformed to the extent that any provision of the Pivotal APA is  inconsistent with the Plan.
GG. Pivotal GC, as successor to the DIP Lenders, has been authorized by order granting the Sale Facility Motion to advance additional amounts under the DIP Loan Documents (as defined in the Final DIP Order), secured by the collateral pledged thereunder, as a DIP “Sale Facility” (as defined in the Sale Facility Motion) for the Purchase Price, including through a credit bid of all amounts advanced.
HH. All findings of fact and conclusions of law made by the Court at the hearing on the Sale Facility Motion and Plan Confirmation are incorporated herein.
II. The Debtors have satisfied the applicable provisions of the Sale Procedures Order, the Bidding Procedures, and the Bankruptcy Code.
ACCORDINGLY, IT IS HEREBY ORDERED that:
1. The Sale Motion and the Pivotal GC Sale Motion are hereby granted and any objections or oppositions with respect thereto not previously withdrawn are hereby overruled.

2. The Debtors are authorized pursuant to (without limitation) Sections 1123(a)(5), 363(b), 363(f), 363(k), 363(1) and 365(b) of the Bankruptcy Code to enter into and perform the Modified Pivotal APA.  The Debtors are authorized to (i) consummate the Sale to Pivotal GC or its assignee GC Pivotal in accordance with and subject to the terms and conditions of the Modified Pivotal APA and the provisions thereof; (b) execute and deliver, and to perform fully under, consummate and implement the Modified Pivotal APA, together with all additional instruments and documents contemplated by the Modified Pivotal APA or that may be reasonably necessary or desirable to implement the Modified Pivotal APA, and (iii) take any and all actions necessary or useful to effectuate and comply with the terms of the Modified Pivotal APA and all other applicable documents, if any, in order to complete the Sale, including the transfer of the equity interests in Magenta to Pivotal GC or its assignee GC Pivotal or the transfer of assets of Magenta to such Debtors holding intercompany claims against Magenta, in consideration for release of those intercompany claims, which transfer will be free and clear of any liens and claims, and to take any other action with respect to the equity interests and assets of Magenta as may be deemed appropriate or desirable by Debtors, and to take any other action with respect to the equity interests and assets of Magenta as may be deemed appropriate or desirable by the Debtors and Pivotal GC.  One or more of the Debtors are authorized to cancel all existing shares and issue or transfer shares of stock to Pivotal GC or its assignee GC Pivotal to evidence the direct purchase of such shares, or the issuance of new shares, or the acquisition of shares pursuant to the terms of one or more mergers, consolidations, share exchanges, recapitalizations, reorganizations or other similar transactions if an Alternative Transaction under the Modified Pivotal APA/Reorganization Election under the Plan is effected, and the Interests in the Shares are deemed to terminate whether or not documentation of the Shares is surrendered to the Debtors or transferred to Pivotal GC or GC Pivotal.
3.  The Debtors are hereby authorized to: (a) assume and assign to Pivotal GC or GC Pivotal, effective upon the Closing, each of the Assumed Liabilities, with Cure obligations paid and Allowed Claims of the counterparties to Assumed Liabilities satisfied through treatment under the Plan and Confirmation Order and in accordance with the Agreed Cures set forth in Schedule 2.3(c) to the Modified Pivotal APA and paragraph T above; and (b) execute and deliver to Pivotal GC or GC Pivotal such documents or other instruments as may be necessary to assign and transfer each of such Assumed Liabilities to Pivotal GC or GC Pivotal.  In accordance with Bankruptcy Code section 365(f), all of the Contracts and Real Property Leases provided for in the Modified Pivotal APA are transferrable notwithstanding any provisions prohibiting or restricting assignment.

4. The Debtors shall pay all Cure payments required for the Assumed Liabilities at Closing and thereafter as set forth in paragraph T above under the terms of the Plan and Confirmation Order, and shall do so first from any estate funds deemed unencumbered to the extent such funds have not been used to satisfy Administrative Expenses.  The Cure amounts and terms required for each Assumed Liability, if any, shall be the amount set forth in Modified Pivotal APA Schedule 2.3(c) and paragraph T above.  As of the Closing, other than the Cure for a respective Assumed Liability, if any, the non-Debtor party to each Assumed Liability shall be, and hereby is, barred and estopped from asserting against the Debtors, their property, or assets, or Pivotal GC or GC Pivotal any obligation thereunder which arose or accrued prior to the Petition Date, whether by way of affirmative claim, counterclaim, defense, set-off or otherwise.  Each counterparty to an assigned Contract or Real Property Lease is hereby forever barred, estopped, and permanently enjoined from raising or asserting against Pivotal GC or GC Pivotal or its property any assignment fee, default, breach, claim, pecuniary loss, liability or obligation (including whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinate) arising under or related to the assigned Contracts and Real Property Leases existing as of the Closing Date or arising by reason of the Closing, except for the Assumed Liability Cure, if applicable.
5. Except as expressly permitted or otherwise specifically provided for in the Modified Pivotal APA or this Order, pursuant to sections 105(a), 1123, and 363(f) of the Bankruptcy Code, Pivotal GC or its assignee GC Pivotal is acquiring the Purchased Assets on the terms and conditions set forth in the Modified Pivotal APA, and even if accomplished through a Reorganization Election (Alternative Transaction under the Modified Pivotal APA), upon Closing such Purchased Assets including Shares shall be free and clear of all liens, Claims, Interests, obligations and Encumbrances whatsoever, including all debts and claims arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor liability or vicarious liability of any kind or character arising at any time prior to the Closing of the Sale, including the Successor Liabilities.  Except with respect to and limited to Assumed Liabilities, Pivotal GC or its assignee GC Pivotal shall take title to and possession of the Purchased Assets directly or indirectly free and clear of all liens, claims, obligations, setoff and recoupment interests and encumbrances and Interests of any kind or nature whatsoever, including all debts and claims arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors and whether imposed by agreement, understanding, law, equity or otherwise, including any avoidable transfer claims against any of the Debtors or their affiliates, including to the extent their Shares are Purchased Assets.

6. Upon the Closing of the Sale and the Effective Date of the Plan, Pivotal GC, GC Pivotal and the Debtors shall receive the full benefit of all discharge, releases and injunctions provided for in the Plan and section 1141(d) of the Bankruptcy Code.  All liens, Claims, Encumbrances and Interests are deemed extinguished and terminated, except for Assumed Liabilities, but to the extent necessary or useful to establish clear title, parties in interest shall execute and deliver to the Debtors any instrument or document required to effect a release of liens, Claims, Encumbrances or Interests in accordance with this Order and the Plan, and Debtors may execute and deliver any such instruments and documents under power of attorney or otherwise.  Pivotal GC and GC Pivotal are not liable for any pre- or post-petition debts of the Debtors other than with respect to payment of the Purchase Price and Assumed Liabilities as set forth in the Modified Pivotal APA, whether or not an Alternative Transaction under the Modified Pivotal APA/Reorganization Election under the Plan is exercised.
7.   This Order (a) shall be effective as a determination, as of the Closing, that all Claims or Interests of any kind or nature whatsoever existing as to the Debtors or the Purchased Assets, including Shares, prior to the Closing have been unconditionally released, discharged and terminated as to the Shares and other Purchased Assets, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities, including, without limitation, all Governmental Bodies and all parties in interest in this case and their employees, principals and agents.  Subject to the Claims and Interests attaching to the proceeds of the Sale, each of the Debtors’ creditors, equity interest holders and other parties in interest is authorized and directed to execute such documents and take all other actions as may be reasonably necessary to release its Claims and Interests in the Purchased Assets, if any, as such Interests may have been recorded or otherwise exist, and in the absence of such action, the Debtors are authorized as attorney in fact for such parties to take such actions.

8. Each and every federal, state, and local government agency or department, and each and every utility or provider of telephone or other service, is hereby authorized and directed to accept any and all documents and instrument, including without limitation a certified copy of this Order, which are necessary and appropriate to consummate the transactions contemplated by the Modified Pivotal APA, including without limitation the transfer of the Purchased Assets to Pivotal GC or its assignee GC Pivotal directly or indirectly through an Alternative Transaction under the Modified Pivotal APA/Reorganization Election under the Plan.
9. Neither Pivotal GC, GC Pivotal, nor any of their affiliates, owners, principals, agents, successors or assigns shall, as a result of the consummation of the Sale, (a) be as successor to the Debtors or their estates; (b) have, de facto or otherwise, merged or consolidated with any of the Debtors or their estates except to the extent the Reorganization Election is exercised through a direct purchase of shares of one or more Debtors or by the cancellation of all existing shares and issuance of new shares or pursuant to the terms of one or more mergers, consolidations, share exchanges, recapitalizations, reorganizations or other similar transactions, with a full discharge of all Interests, Claims, Encumbrances and liabilities through the Closing except for Assumed Liabilities; (c) be a continuation or substantial or mere continuation of the Debtors or any enterprise of the Debtors except to the extent the Reorganization Election is exercised through a direct purchase of shares of one or more Debtors or by the cancellation of all existing shares and issuance of new shares or pursuant to the terms of one or more mergers, consolidations, share exchanges, recapitalizations, reorganizations or other similar transactions with a full discharge of all Interests, Claims, Encumbrances and liabilities through the Closing except for Assumed Liabilities; (d) be deemed to have obtained the Purchased Assets via a fraudulent transfer or conveyance.  Except for the Assumed Liabilities, the transfer of the Purchased Assets to Pivotal GC or its assignee GC Pivotal under the Modified Pivotal APA shall not result in (i) Pivotal GC, GC Pivotal, or any of their affiliates, owners, members, principals, successors, assigns or agents or the Purchased Assets having any liability or responsibility for any claim against the Debtors or against an insider of the Debtors; (ii) Pivotal GC, GC Pivotal, any of their affiliates, members, owners, principals, successors, assigns, or agents or the Purchased Assets having any liability or responsibility whatsoever with respect to or be required to satisfy in any manner, whether at law or in equity, whether by payment, setoff or otherwise, directly or indirectly, any Interests or Excluded Liabilities; or (iii) Pivotal GC, GC Pivotal, any of their affiliates, members, owners,  principals, successors, assigns or agents or the Purchased Assets having any liability or responsibility to the Debtors except as expressly set forth in the Modified Pivotal APA.  Without limiting the effect or scope of the foregoing, as of the Closing, Pivotal GC and GC Pivotal shall have no successor or vicarious liabilities of any kind or character arising out of, in connection with, or in any way relating to, the operation of the Purchased Assets prior to the Closing, including no Successor Liabilities.

10. In the event of an Alternative Transaction/Reorganization Election, (i) the transfer of the Shares to the Buyer pursuant to, and subject to the terms of, the Alternative Transaction shall constitute a legal, valid and effective transfer of the Shares, and shall, upon the consummation of the Closing, vest in the Buyer good and marketable title in and to the Shares, free and clear of all Interests, Claims, liens and Encumbrances of any kind or nature whatsoever, (ii) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding any claims to the Shares, are forever barred and estopped from asserting against the Buyer, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Shares, such persons’ or entities’ Claims and Interests, and (iii) all such Claims and Interests shall be unconditionally released and terminated as to the Shares.

11. To the extent administered by the Debtors and approved by the Court, any liens, Encumbrances on, Claims against and Interests in the Purchased Assets not satisfied out of escrow in connection with the Closing of the Sale are deemed transferred solely to the proceeds of the Sale.  Any such proceeds shall be distributed in accordance with Debtors’ Plan, pursuant to an order of the Court, or as otherwise required by the Bankruptcy Code.
12. If any Governmental Bodies have not yet granted Regulatory Approval required for the consummation of the Modified Pivotal APA as of the Regulatory Approval Date defined in the Modified Pivotal APA, such that (i) certain of the Purchased Assets cannot be transferred to Pivotal GC or its assignee GC Pivotal, or Pivotal GC or GC Pivotal has not been authorized to provide telecommunications services, (ii) pending receipt of requisite telecommunications regulatory authorizations from State and Federal regulatory agencies and/or consent of State and Federal regulatory agencies to the transfer of such Purchased Assets, or (iii) if an attempted assignment of any Contract or Real Property Lease, without the consent of any other Person that is a party thereto, would constitute a breach thereof or in any way negatively affect the rights of Buyer (unless the restrictions on assignment would be rendered ineffective pursuant to sections 9-406 through 9-409, inclusive, of the Uniform Commercial Code, as amended), as the assignee of such Contract or Real Property Lease, as the case may be, thereunder, the Debtors shall retain title to such assets (the “Non-Transferred Assets”) and any Assumed Liabilities related to such assets, pending receipt of such authorizations and consents, and shall hold and treat such assets in accordance with the terms set forth in a management agreement to be agreed upon between Pivotal GC, its assignee GC Pivotal, and Debtors.  Upon receipt from time to time of any such necessary consents and approvals, such Non-Transferred Assets as are subject to the consents and approvals so received shall be transferred to Pivotal GC or GC Pivotal in accordance with the Modified Pivotal APA, and Pivotal GC or GC Pivotal shall assume all related Assumed Liabilities as if such Non-Transferred Assets and related Assumed Liabilities had been transferred to and assumed by Pivotal GC or GC Pivotal at the Closing.

13. The acquisition by Pivotal GC or its assignee GC Pivotal pursuant to this Order and the Modified Pivotal APA is held to be in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Pivotal APA shall not affect the validity of the Sale or any rights or protections accorded to Pivotal GC or GC Pivotal under the Modified Pivotal APA or this Order or the Confirmation Order, unless such authorization is duly stayed pending such appeal.
14. Pivotal GC is entitled to credit bid the Pre-Petition Debentures and DIP Facility as partial satisfaction of its Purchase Price obligations and to fund and utilize increases of the DIP Facility, i.e. the Sale Facility, to satisfy additional amounts payable under the Pivotal APA.  The credit bid by Pivotal GC of the Interests and Claims held by the Debenture Holders and Tranche A and Tranche B DIP Lenders and the Pivotal GC-funded Sale Facility in satisfaction of Pivotal GC’s Purchase Price obligations under the Modified Pivotal APA pursuant to Bankruptcy Code § 363(k), and § 1123 to the extent § 363(k) is incorporated therein, is approved.
15. The Modified Pivotal APA and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by such parties, and in accordance with the terms thereof, without further order of the Court, provided that any modification, amendment or supplement does not have a material adverse effect on the Debtors’ estates.  As and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the Sale, including such actions as may be necessary to vest, perfect or confirm, or record or otherwise, Pivotal GC’s and GC Pivotal’s right, title and interest in and to the Purchased Assets or to implement an Alternative Transaction under the Modified Pivotal APA/Reorganization Election under the Plan.

16. If the Reorganization Election is made, new common stock issued to Pivotal GC or GC Pivotal on and after the Closing need not be registered under the Securities Act or any state or local securities laws, except as provided in the Plan, and the Reorganized Debtors may amend their corporate and/or limited liability company structure, articles of incorporation, by-laws, operating agreements and other operative documents.
17. This Court retains jurisdiction: (a) to enforce and implement the terms and provisions of the this Order and the Modified Pivotal APA, all amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith; (b) to resolve or adjudicate any disputes arising under or related to the Modified Pivotal APA, the DIP Loan Documents or the Pivotal GC DIP Facility and Sale Facility; (c) to interpret, implement and enforce the provisions of this Order; (d) protect Pivotal GC, GC Pivotal, and/or the Purchased Assets from or against any Claims or Interests asserted in the Purchased Assets or Pivotal GC or GC Pivotal, including by or through the Debtors; and (e) to the extent permitted by applicable law, grant injunctive relief, including permanently enjoining each and every holder of any Claim or Interest from commencing, continuing or otherwise pursuing or enforcing any remedy, claim, cause of action or encumbrance against Pivotal GC, GC Pivotal, or the Purchased Assets.
18. If the Plan does not go into effect because the requirements of the Confirmation Order are not met, the portion of the Purchase Price in Modified Pivotal APA 3.1(b)(i)(B) remaining after payment of Mission Critical Vendors shall be distributed only upon entry of a further order of the Court and pursuant to such order.

Date	January 26, 2011	By:	/s/
The Honorable Peter J. Walsh
United States Bankruptcy Judge